CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-110891 and 333-114604) and Form S-8 (No. 333-125685) of I-Trax, Inc. of our reports dated March 17, 2008 relating to our audit of the consolidated financial statements and internal control over financial reporting which appear in this Annual Report on Form 10-K of I-Trax, Inc. for the year ended December 31, 2007.

/s/ MCGLADREY & PULLEN, LLP

MCGLADREY & PULLEN, LLP
New York, New York

March 17, 2008